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                                                                  EXHIBIT 10.5


THIS AGREEMENT by and between BP EXPLORATION OPERATING COMPANY LIMITED having an office at the BP Research & Engineering Centre, Chertsey Road,
Sunbury-on-Thames, Middlesex, TW16 7LN, England ("BPX") and DONLAR CORPORATION having an office at Moffett Campus, 6502 S. Archer Avenue, Bedford Park, Illinois 60501-9998 USA ("DONLAR") hereinafter sometimes referred to individually as "PARTY" and collectively as "Parties".

WITNESSETH:

WHEREAS DONLAR possesses confidential information, know-how and patents relating to methods of manufacturing polyamino acids, particularly polyaspartic acid, their compositions and subsequent end uses.

WHEREAS BPX and DONLAR entered into an Agreement effective 15 December 1994 under which BPX and DONLAR collaborated in the evaluation of polyaspartic acid hydrogels manufactured by DONLAR's processes, in applications where BPX desires to control water and gas shut off in hydrocarbon reservoirs, and

WHEREAS BPX and DONLAR now wish to extend the term of that Agreement and to broaden its scope to include the evaluation of polyaspartates as hydrate inhibitors, wax inhibitors and drag reducers in pipelines and associated equipment used in conjunction with hydrocarbon reservoirs.

NOW THEREFORE the PARTIES agree as follows:

ARTICLE 1 - DEFINITIONS

1.1   AFFILIATE             means a company or corporation or other entity
                            which directly or indirectly controls or is controlled by a PARTY hereto including the ultimate holding company corporation or other entity of such a PARTY and any company corporation or other entity controlled by such ultimate holding company corporation or other entity.

                            In the definition of "Affiliate" the words
                            "controls" and "controlled" mean the ability to exercise the majority voting power of a company corporation or entity and a reference to the voting power in such a company corporation or entity is a reference to the maximum number of votes that might be cast at a general meeting thereof.

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  1.2.    "BPX KNOW-HOW"        shall mean information, including technical
                                and economic information, relating to
                                BPX's oil and gas fields and reservoirs
                                and the operation thereof.

  1.3     "DONLAR KNOW-HOW"     shall mean information, including technical
                                and economic information, relating to
                                methods of manufacturing polyamino
                                acids, particularly polyaspartic acid,
                                compositions and end uses thereof.

  1.4     "PATENTS"             shall mean all US patents issued to
                                DONLAR and all patents and patent
                                applications, continuations, continuations-in-part, divisions, reissues and extensions thereof, related to DONLAR KNOW-HOW.

  1.5     "PRODUCT"             shall mean polyaspartic acid formulations
                                manufactured using DONLAR KNOW-HOW.

  1.6     "FIELD"               shall mean the use of PRODUCT in the
                                control of water and gas shut off in
                                hydrocarbon reservoirs as hydrate
                                inhibitors, wax inhibitors and drag reducers in pipelines and associated equipment.

  1.7     "EFFECTIVE DATE"      shall be the date of the last signature of this
                                Agreement.


ARTICLE 2 - EVALUATION

  2.1 DONLAR agrees to use its reasonable and diligent efforts to provide PRODUCT to BPX for evaluation in the FIELD during the term of this Agreement.

  2.2 DONLAR agrees to use its reasonable and diligent efforts to modify PRODUCT such that an optimum performance criteria may be made based on BPX shared evaluation results at no cost to BPX for laboratory samples.


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2.3  BPX agrees to work with DONLAR exclusively during the term of this
     Agreement in the evaluation of polyaspartic acid hydrogels in the FIELD. Services provided by BPX or DONLAR during the evaluation will be at their own costs. BPX agrees that all PRODUCT provided by DONLAR hereunder shall be used only for investigational purposes relating to the use of such PRODUCTS in the FIELD, and BPX agrees that it shall not, nor shall it allow any third parties to, analyze the composition or attempt to derive the structure or manufacturing processes for such PRODUCTS.

ARTICLE 3 - TERM AND TERMINATION

3.1 Unless terminated earlier by the mutual written consent of both DONLAR and BPX, the term of the Agreement shall be for a period of twelve (12) months from the EFFECTIVE DATE.

3.2 This Agreement may be extended for another twelve (12) months upon written consent of both DONLAR and BPX.

ARTICLE 4 - CONFIDENTIALITY

4.1 BPX shall keep confidential all DONLAR KNOW-HOW. The obligation of confidence shall not apply to:

     (a) DONLAR KNOW-HOW which, at the time of the disclosure, BPX can demonstrate was in the public domain;

     (b) DONLAR KNOW-HOW which, after disclosure, becomes part of the public domain, by publication or otherwise, other than by BPX;

     (c) DONLAR KNOW-HOW which BPX can demonstrate, by written documentation, was in BPX'S possession at the time of disclosure and was not acquired directly or indirectly from DONLAR; or

     (d) DONLAR KNOW-HOW which has been, is now or is hereafter, furnished or made known to BPX by a third party who had the right to disclose such information without restrictions and who did not derive the information improperly from DONLAR.


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4.2  DONLAR shall keep confidential all BPX KNOW-HOW. The obligation of confidence shall not apply to:

     (a) BPX KNOW-HOW which, at the time of the disclosure, DONLAR can demonstrate was in the public domain;

     (b) BPX KNOW-HOW which, after disclosure, becomes part of the public domain, by publication or otherwise, other than by DONLAR;

     (c) BPX KNOW-HOW which DONLAR can demonstrate, by written documentation, was in DONLAR'S possession at the time of disclosure and was not acquired directly or indirectly from BPX; or

     (d) BPX KNOW-HOW which has been, is now or is hereafter, furnished or made known to DONLAR by a third party who had the right to disclose such information without restrictions and who did not derive the information improperly from BPX.

4.3 Each party shall treat as confidential all CONFIDENTIAL INFORMATION of the other party, shall not use such CONFIDENTIAL INFORMATION except as expressly set forth herein or otherwise authorised in writing, shall implement reasonable procedures to prohibit the disclosure, duplication, misuse or removal of the other party's CONFIDENTIAL INFORMATION and shall not disclose such CONFIDENTIAL INFORMATION to any third party except as may be necessary and required in connection with the rights and obligations of such party under this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of CONFIDENTIAL INFORMATION disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

4.4 The obligation of confidence under this Article shall remain in effect for a period of ten (10) years from the EFFECTIVE DATE, regardless of the expiration or termination of this Agreement for any reason.

4.5 DONLAR and BPX may disclose to third parties certain information related to PRODUCT, KNOW-HOW and the FIELD only if written consent is provided. Provisions of the disclosure must include confidentiality of DONLAR KNOW-HOW at least as stringent as found in this Agreement. In addition, DONLAR's involvement in the evaluation shall be made known to the third party. BPX may also disclose to AFFILIATES information related to PRODUCT, DONLAR KNOW-HOW and the FIELD provided that such disclosure is made on terms at least as stringent as found in this Agreement.

4.6 Any breach of the restrictions contained in this Section 4 is a breach of this Agreement which will cause irreparable harm to either PARTY entitling such party to injunctive relief in addition to all legal remedies.


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ARTICLE 5 - INTELLECTUAL PROPERTY RIGHTS

5.1  Each PARTY shall retain the ownership of data and information which:

     (i)  was in its possession prior to the EFFECTIVE DATE; or

     (ii) was developed or otherwise acquired by that PARTY as a result of activities carried out independently of this Agreement and without referring to the CONFIDENTIAL INFORMATION supplied by the other PARTY.

5.2 The PARTIES anticipate the possible development of intellectual property rights derived from the evaluation and work under this Agreement. Ownership of an invention made, arising out of and relating to the work and any intellectual property or other proprietary rights relating thereto shall, subject to the rights of any third party, and unless otherwise agreed by the PARTIES, be vested in DONLAR provided that all costs associated with the acquisition of such proprietary rights as aforesaid shall be for the sole account of DONLAR. To the extent any such intellectual property rights vest in BPX or its AFFILIATES or contractors, BPX agrees that it shall assign (or caused to be assigne) and does hereby assign to DONLAR all right, title and interest in and to any such intellectual property rights. To ensure that DONLAR can keep track of any intellectual property that might arise out of the development effort contemplated under this Agreement, BPX agrees that it shall inform DONLAR of any inventions discovered or first reduced to practice under this Agreement.

5.3 In the event that the invention relates to the use of the PRODUCT in the FIELD, BPX and its AFFILIATES shall be entitled to non-exclusive world-wide royalty free license under any PATENT or other form of proprietary right relating to such invention to use such invention in the FIELD. For the avoidance of doubt such rights shall extend to use by any contractor acting on behalf of BPX or its AFFILIATES and to any third party associated with BPX or its AFFILIATES in a bona fide joint venture activity with BPX related to the exploration for and/or exploitation of hydrocarbons.

ARTICLE 6 - COMMERCIAL SUPPLY OF PRODUCT

6.1 To the extent not otherwise precluded by regulations of the EEC, BPX hereby grants DONLAR a right of first refusal to enter into a supply agreement providing for DONLAR to supply BPX, its AFFILIATES and any contractor doing work for either of the foregoing all of their requirements for PRODUCT for a period extending from the date of exercise through up to three (3) years following termination of this Agreement.


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6.2  DONLAR shall use reasonable endeavors to give priority to meet BPX (or its
     AFFILIATES) reasonable requirements for the supply of PRODUCT for use in the FIELD from time to time on fair and reasonable terms including a price equal to DONLAR'S then current selling price for the time being and for this purpose DONLAR may subcontract in part or in whole or establish manufacture under license as the case may be to supplement its own capacity.

6.3 Any supply agreement as referred to Article 6.1 will provide that in the event DONLAR may become unable or unwilling on any occasion to meet the reasonable requirement of BPX or an AFFILIATE for PRODUCT then BPX or an Affiliate shall then have the right to manufacture itself, or, at its option, to have PRODUCT manufactured by a third party contractor to meet its requirements for use of the same and DONLAR shall grant any such royalty bearing license as may be required to the third party contractor for such time as DONLAR is unable or unwilling to meet the reasonable requirements of BPX or an AFFILIATE as aforesaid and shall indemnify and hold harmless that BPX or an AFFILIATE and/or its contractor from suit for infringement of any DONLAR'S intellectual property rights. BPX or an AFFILIATE shall procure from any proposed third party contractor a binding undertaking to preserve the confidentiality of all data and information in connection with the PRODUCT and to use any and all such data or information only to fulfil the specific order of BPX or an AFFILIATE pursuant to this Article 6.3.

6.4 It is understood and agreed that nothing in this Agreement shall prevent either DONLAR or BPX from working alone or together with a third party in research and development of the control of water and gas shut off in hydrocarbon reservoirs.

ARTICLE 7 - NATURE OF MATERIALS

7.1 It is acknowledged that all materials provided to BPX by DONLAR hereunder are provided "AS IS" and are to be used by BPX for investigational purposes only. DONLAR makes no warranties, express, implied, statutory or otherwise, of any kind, and DONLAR specifically disclaims any implied warranties of non-infringement, merchantability and fitness for a particular purpose. The materials are chemical substances with known properties and their ingredients are not specifically listed in the federal water pollution control act, are not covered by the clean air act, and are not ordinarily hazardous so long as individuals handle these materials in accordance with the recommended safety precautions as indicated in the product safety data sheet.




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ARTICLE 8 - LAW

8.1 This Agreement shall be construed and governed by the laws of the State of New York, USA.

BP EXPLORATION OPERATING                        DONLAR CORPORATION
COMPANY LIMITED


M W Preuveneers                                 Larry P. Koskan
-----------------------------                   -------------------------
SIGNATURE                                       SIGNATURE

M W PREUVENEERS                                 LARRY P KOSKAN
-----------------------------                   -------------------------
TYPED NAME                                      TYPED NAME

COMMERCIAL MANAGER                              PRESIDENT
-----------------------------                   -------------------------
TITLE                                           TITLE


16/2/96                                         2/28/96
------------------------------                  -------------------------
DATE                                            DATE






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